UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 27, 2022

ENLINK MIDSTREAM, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-36336	46-4108528
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1722 ROUTH STREET, SUITE 1300 DALLAS, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 953-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE SECURITIES EXCHANGE ACT OF 1934:

Title of Each Class	Symbol	Name of Exchange on which Registered
Common Units Representing Limited Liability Company Interests	ENLC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company            ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure and Appointment of Chief Financial Officer

On November 28, 2022, EnLink Midstream, LLC (the “Company”) announced that on November 27, 2022, Pablo G. Mercado departed from his position as Executive Vice President and Chief Financial Officer of EnLink Midstream Manager, LLC (the “Manager”), the managing member of the Company and will leave the Company.

Also, on November 28, 2022, the Company announced the appointment of Benjamin D. Lamb as Executive Vice President and Chief Financial Officer of the Manager effective as of such date. Prior to such date, Mr. Lamb served as the Company’s Executive Vice President and Chief Operating Officer. Mr. Lamb’s compensation did not change as a result of his appointment as Executive Vice President and Chief Financial Officer. Biographical information for Mr. Lamb, age 43, and a discussion of his 2022 compensation may be found in Item 10 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 (the “2021 Form 10-K”), which information is incorporated herein by reference.

Mr. Mercado’s departure will constitute a “Qualifying Termination” under the terms of his Severance Agreement, and under the terms of the outstanding restricted incentive units (including performance-based restricted incentive units) granted to Mr. Mercado under the Company’s 2014 Long-Term Incentive Plan.

Appointment of Chief Operating Officer

Also, on November 28, 2022, the Company announced the appointment of Walter Pinto as Executive Vice President and Chief Operating Officer effective as of such date. Prior to such date, Mr. Pinto served as the Company’s Senior Vice President of Operational Excellence.

In connection with his appointment as Executive Vice President and Chief Operating Officer, the Board of Directors of the Manager (the “Manager Board”) approved the following with respect to Mr. Pinto’s compensation (1) an annual base salary of $486,000 and (2) a target percentage for the short-term incentive program (the “STI Program”) of 90%. A description of the STI Program is provided in the Company’s 2021 Form 10-K. As an executive officer, Mr. Pinto will also be eligible for future awards under the Company’s 2014 Long-Term Incentive Plan. The Governance and Compensation Committee of the Manager Board recommended that the Manager Board approve the foregoing compensation.

Mr. Pinto, age 59, joined the Company in March 2020 as Senior Vice President of Operational Excellence, leading the Company’s optimization of its operational and business performance. From February 2019 until he joined the Company, Mr. Pinto served as a Senior Advisor to Hastings Equity Partners, a private equity firm, supporting Hastings in the sourcing, diligence, and stewardship of existing portfolio companies and new opportunities. Prior to February 2019, Mr. Pinto spent 25 years at LyondellBasell Industries in various roles, including as Senior Director, Global Projects, Engineering, Turnarounds, Reliability, and Maintenance from January 2017, as well as the head of several manufacturing complexes.

Mr. Pinto has served as a board member of industrial service companies and several trade and community organizations. He received a Master of Science in mechanical engineering from the University of Wisconsin, Milwaukee, and a Bachelor of Science in mechanical engineering from National Institute of Technology in India.

Other Agreements

The Company has a practice of entering into change of control agreements, severance agreements and indemnification agreements with each of the Manager’s executive officers. Both Mr. Lamb and Mr. Pinto currently have a change of control agreement and severance agreement, and Mr. Lamb has an indemnification agreement, with the Company. Mr. Pinto will enter into an amendment of his current change of control agreement and severance agreement to reflect an increase in the benefits payable thereunder consistent with other executive officers. For more information on the change of control agreement and severance agreements, see the Company’s 2021 Form 10-K.

Mr. Pinto has also entered into an indemnification agreement (the “Indemnification Agreement”) with the Company. Under the terms of the Indemnification Agreement, the Company has agreed to indemnify and hold Mr. Pinto (the “Indemnitee”) harmless, subject to certain conditions, from and against any and all losses, claims, damages, liabilities, judgments, fines, taxes (including ERISA excise taxes), penalties (whether civil, criminal, or other), interest, assessments, amounts paid or payable in settlements, or other amounts and any and all “expenses” (as defined in the Indemnification Agreement) arising from any and all threatened, pending, or completed claims, demands, actions, suits, proceedings, or alternative dispute mechanisms, whether civil, criminal, administrative, arbitrative, investigative, or otherwise, whether made pursuant to federal, state, or local law, whether formal or informal, and including appeals (each, a “proceeding”), in each case, in which the Indemnitee may be involved, or is threatened to be involved, as a party, a witness, or otherwise, including any inquiries, hearings, or investigations that the Indemnitee determines might lead to the institution of any proceeding, related to the fact that the Indemnitee is or was a director, manager, or officer of the Company or the Manager, or is or was serving at the request of the Company or the Manager, each as applicable, as a manager, managing member, general partner, director, officer, fiduciary, trustee, or agent of any other entity, organization, or person of any nature, including service with respect to employee benefit plans, or by reason of an action or inaction by the Indemnitee in any such capacity on behalf of, for the benefit of, or at the request of the Company or the Managing Member. The Company has also agreed to advance the expenses of the Indemnitee relating to the foregoing. To the extent that a change in the laws of the State of Delaware permits greater indemnification under any statute, agreement, organizational document, or governing document than would be afforded under the Indemnification Agreement as of the date of the Indemnification Agreements, the Indemnitee shall enjoy the greater benefits so afforded by such change.

The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Form of Indemnification Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 23, 2018, and which is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On November 28, 2022, the Company issued a press release announcing the appointments and departure described in Item 5.02 of this Current Report on Form 8-K (the “Current Report”). A copy of the press release is furnished as Exhibit 99.1 to this Current Report. In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached exhibit shall be deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER		DESCRIPTION

99.1	—	Press release dated November 28, 2022.

104	—	Cover Page Interactive Data File.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENLINK MIDSTREAM, LLC

	By:	EnLink Midstream Manager, LLC, its Managing Member

Date: November 28, 2022	By:	/s/ Jesse Arenivas
Jesse Arenivas
Chief Executive Officer

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